EXHIBIT 2.11

Pinnacle Entertainment, Inc.

Ameristar Lake Charles Holdings, LLC

Ameristar Casino Lake Charles, LLC

8918 Spanish Ridge Avenue

Las Vegas, Nevada 89148

September 19, 2013

GNLC Holdings, Inc.

c/o Landry’s Inc.

1510 West Loop South

Houston, Texas 77027

Attention: General Counsel

Re:    Amendment to Membership Interests Purchase Agreement

Reference is hereby made to that certain Membership Interests Purchase Agreement (the “Agreement”) dated as of July 24, 2013, by and among GNLC Holdings, Inc., Pinnacle Entertainment, Inc., Ameristar Casino Lake Charles, LLC, and Ameristar Lake Charles Holdings, LLC, as amended prior to the date hereof. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Agreement.

1.    Amendment and Restatement of Section 6.20. The parties hereby agree that Section 6.20 is hereby amended and restated in its entirety to read as follows: “Cooperation with Respect to Audited Balance Sheet. The Member and the Company will reasonably cooperate with Buyer in connection with the preparation of an audited balance sheet of the Company as of June 30, 2013, which audit shall be performed by an auditor selected by Buyer; it being understood that no representation or warranty is made that GAAP-compliant financial statements for the Company exist for the period prior to July 16, 2012. The cost of such audit shall be paid by Parent and included in Member Costs.”

2.    Amendment to Section 7.4. The parties hereby agree that the phrase “and the documents to be delivered under Section 6.20” shall be deleted from Section 7.4 of the Purchase Agreement.

2.    No Other Modification. The parties acknowledge and agree that the Agreement is being amended only as stated herein and, except as expressly provided herein, the Agreement shall remain in full force and effect in accordance with its terms and conditions.

3.    Miscellaneous. The provisions of Article XI of the Agreement are incorporated herein by this reference and shall apply to this letter agreement as if set forth in full herein.

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Please evidence your agreement to the foregoing terms by delivering an executed copy of this letter agreement to us. Thank you.

PINNACLE ENTERTAINMENT, INC.

By: /s/ Carlos A. Ruisanchez

Name: Carlos A. Ruisanchez

Title: President and

Chief Financial Officer

AMERISTAR LAKE CHARLES HOLDINGS, LLC

By: /s/ Carlos A. Ruisanchez

Name: Carlos A. Ruisanchez

Title: Sole Manager

AMERISTAR CASINO LAKE CHARLES, LLC

By: Ameristar Lake Charles Holdings, LLC,
its sole member

By: /s/ Carlos A. Ruisanchez

Name: Carlos A. Ruisanchez

Title: Sole Manager

Accepted and agreed as of the date first written above:

GNLC HOLDINGS, INC.

By:	/s/ Steven L. Schienthal

Name:	Steven L. Schienthal

Title:	V.P.